UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2006

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2430 N.W. 206th Avenue
Beaverton, Oregon 97006
(503) 601-1000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 10, 2006, the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved the incentive compensation plan for the six-month period ending June 30, 2006 (the “Bonus Plan”). The Bonus Plan establishes target bonus levels for each participant and will be paid based on the achievement of certain goals. A copy of incentive compensation plan is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2006, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2005. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued February 14, 2006 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1 Cascade Microtech, Inc. 2006 Incentive Compensation Plan for the Six-Month Period Ending June 30, 2006.

99.1 Press Release issued by Cascade Microtech, Inc. dated February 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 14, 2006.

CASCADE MICROTECH, INC.
(Registrant)

By:	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer